PROSPECT CAPITAL

New Account Application

Do not use this form for IRA accounts.

Please refer to the Fund's prospectus for minimum investment amounts and subsequent investment requirements.

www.ProspectEnhanced.com

If you have any questions or need any help filling out the application, please call **833-404-2747**.

After you have completed and signed this application,

Please mail to:
Prospect Enhanced Yield Fund
PO Box 46707
Cincinnati, OH 45246

Overnight Delivery:
Prospect Enhanced Yield Fund
225 Pictoria Dr, Suite 450
Cincinnati, OH 45246

Fax **1-877-513-0756**

1. ACCOUNT OWNERSHIP

Please provide complete information for EITHER A, B, C, D or E:

A. INDIVIDUAL OR JOINT *(Please check one):*

- ◯ Individual
- ◯ Individual with Transfer on Death Designation *(Section 10 must be completed)*
- ◯ Joint Account *(Joint owners have rights of survivorship, unless state laws regarding community property apply)*
  - ◯ Joint Tenants with Rights of Survivorship
  - ◯ Joint Tenants in Common
  - ◯ Joint Tenants Community Property
    (if no account type is specified, account will be established as joint tenants with rights of survivorship)
  - ◯ Joint Tenants with Rights of Survivorship with Transfer on Death Designation
    (Section 10 must be completed)

Name	Social Security Number	Date of Birth

Joint Owner	Social Security Number	Date of Birth

Email

Citizenship: ◯ U.S. or Resident Alien ◯ Other *(please specify)* ____________

Joint Owner's Relationship to Owner: ◯ Spouse ◯ Non-spouse (if no election, relationship will be considered Non-Spouse)

B. UNIFORM TRANSFERS TO MINORS ACCOUNT (UTMA)

Custodian's Name	Custodian's Social Security Number	Custodian's Date of Birth

Minor's Name	Minor's Social Security Number	Minor's Date of Birth

Minor's State of Residence	Email

C. TRUST *(Include a copy of the title page, authorized individual page and signature page of the Trust Agreement. Failure to provide this documentation may result in a delay in processing your application.)*

Trust or Plan Name

Email

Trust Date (mo/day/yr)

Employer or Trust Taxpayer Identification Number

Trustee's (Authorized Signer's) Name (First, Middle Initial, Last)

Trustee's Date of Birth (mo/day/yr)

Trustee's Social Security Number

Co-Trustee's (Authorized Signer's) Name (First, Middle Initial, Last)

Co-Trustee's Date of Birth (mo/day/yr)

Co-Trustee's Social Security Number

D. CORPORATIONS OR OTHER ENTITIES *(Include a copy of one of the following documents: registered articles of incorporation, government-issued business license, partnership papers, plan documents or other official documentation that verifies the entity and lists the authorized individuals.*

To help the government fight financial crime, Federal regulation requires certain financial institutions, including mutual funds, to obtain, verify, and record information about the beneficial owners of legal entity customers.

Please complete section entitled "Certification Regarding Beneficial Owners of Legal Entity Customers" if the account is to be established on behalf of a legal entity, which includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in the United States or a foreign country. Legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts on their own behalf. Failure to provide this documentation may result in a delay in processing your application.)

○ C Corporation ○ S Corporation ○ Corporation ○ Partnership ○ Government Entity ○ Other *(please specify)*

If no classification is provided, per IRS regulations, your account will default to an S Corporation.

Name of Corporation or Other Business Entity	Tax ID Number	Email
Authorized Individual	Social Security Number	Date of Birth
Co-Authorized Individual	Social Security Number	Date of Birth
Co-Authorized Individual	Social Security Number	Date of Birth
Co-Authorized Individual	Social Security Number	Date of Birth

The number of individual(s) required to transact business without the consent of the board or any director, officer, or other person of the Corporation as indicated below (check one):

○ Any authorized signer may act independently. ○ Two authorized signers are required.
○ Three authorized signers are required. ○ All authorized signers are required.

E. Estate *(Include a copy of a probate document indicating the name of the Executor of the Estate, such as Letters Testamentary or Letters of Administration.)*

Name of Estate	Estate Tax ID Number	Email
Executor	Social Security Number	Date of Birth
Co-Executor	Social Security Number	Date of Birth

2. MAILING AND CONTACT INFORMATION

Account Owner or Trustee:

LEGAL ADDRESS *(Must be a street address)*

Street Address	Cell Phone Number
City, State, ZIP	Alternate Telephone

☐ Please send mail to the address below. Please provide your primary legal address above, in addition to any mailing address (if different).

Mailing Address	City, State, ZIP

Joint Account Owner or Co-Trustee:

LEGAL ADDRESS *(Must be a street address)*

Street Address	Cell Phone Number
City, State, ZIP	Alternate Telephone

☐ Please send mail to the address below. Please provide your primary legal address above, in addition to any mailing address (if different).

Mailing Address	City, State, ZIP

3. INITIAL INVESTMENT (Please refer to the Fund's prospectus for minimum investment amounts.)

Name	Amount	Share Class
☐ Prospect Enhanced Yield Fund	$	○ Class A ○ Class C ○ Class I
Total:	$	

Make check payable to **Prospect Enhanced Yield Fund.**

If investing by wire: Call **833-404-2747** and indicate the amount of the wire: $

If opening an A or C Class account, section 11 must be completed.

Third Party checks are not accepted. Automated Clearing House (ACH) cannot be used for the initial purchase.

4. DIVIDEND AND CAPITAL GAIN DISTRIBUTIONS

Please complete this section to choose a distribution option. If no option is selected, all dividends and capital gains will be reinvested. If Cash is selected, the distribution will be sent by ACH if bank information is included in Section 7, otherwise sent by check to the address of record.

Dividends: ○ Reinvest ○ Cash (ACH) **Capital Gains**: ○ Reinvest ○ Cash (ACH)

5. REDUCED SALES CHARGE (Complete this section if you qualify for a reduced sales charge. See Prospectus for Terms & Conditions.)

Letter of Intent

You can reduce the sales charge you pay on Class A shares by investing a certain amount over a 13-month period. Please indicate the total amount you intend to invest over the next 13-months.

The letter of intent allows you to count all investments within a 13-month period in Class A shares of the Fund as if you were making them all at once for the purposes of calculating the applicable reduced sales charges. The minimum initial investment under a letter of intent is 5% of the total letter of intent amount.

○ $100,000 ○ $250,000 ○ $500,000 ○ $1,000,000

☐ Net Asset Value (NAV). I have read the prospectus and qualify for a complete waiver of the sales charge on Class A shares. Registered representatives may complete the Dealer Information section as proof of eligibility.

Reason for Waiver: ______

6. AUTOMATIC INVESTMENT PLAN (AIP)

AIP allows you to add regularly to the Fund by authorizing us to deduct money directly from your checking account every month. Your bank must be a member of the ACH network. If you choose this option, please complete **Section 7 and attach a voided check.** The amount designated will be invested in each fund included in section 3, at the frequency designated below. If you would like to designate different AIP amounts by fund, please do so with a separate letter of instruction, through your online account, or by calling our Investor Services team after the account has been established.

Amount: $ ______ (Minimum Amount for each class is $500 minimum)

Frequency (choose one):

○ Monthly ○ Twice Monthly ○ Quarterly ○ Annually ○ Twice Annually

Start Date:	Month:		Day*:	
Second Date (for twice options):	Month:		Day*:	

* If no day is specified, the draft will be made on the 25th day of the month or the following business day if the 25th falls on a weekend or holiday. If no month is specified, the draft will start in the month received if it is at least 5 days prior to day selected, otherwise it will be the following month.

7. BANK INFORMATION

I authorize the Fund to purchase and redeem shares via the ACH network, of which my bank is a member.

Important Note: At least one name on the bank account must match a named shareholder.

Type of Account: ○ Checking ○ Savings

Please attach a voided check from your bank account.
A bank account will not be added without a voided check or without bank verification.


John and Jane Doe 123
Any Street Anytown, USA
12345
1003
Date
PAY TO THE
ORDER OF
Attach your voided or preprinted check
DOLLARS
BANK NAME
BANK ADDRESS
MEMO

8. COST BASIS METHOD

Cost Basis calculation method for all accounts established by this application:

- ○ Average Cost
- ○ First-In, First-Out (FIFO)* (default method, if not specified)
- ○ Last-In, First-Out (LIFO)*
- ○ Highest-Cost, First-Out (HIFO)*
- ○ Specific Share Identification**

* If you have any questions, please contact our shareholder services group at 833-404-2747.

** If Specific Share Identification is selected and no instruction is provided at the time of redemption as to which shares should be redeemed, First-In, First-Out (FIFO) will be used.

9. TELEPHONE PRIVILEGES

Telephone privileges, as described in the prospectus, automatically apply unless this box is checked.

☐ No, I do not want telephone privileges

10. TRANSFER ON DEATH BENEFICIARY DESIGNATION

Note: Complete only if Individual with Transfer on Death Designation or Joint with Transfer on Death Designation was selected in section 1 and if you want to add a Transfer on Death Beneficiary designation to your account.

The following individual(s) or entity(ies) shall be my primary and/or contingent beneficiary(ies). If neither primary nor contingent is indicated, the individual or entity will be deemed to be a primary beneficiary. If more than one primary beneficiary is designated and no distribution percentages are indicated, the beneficiaries will be deemed to own equal share percentages in the account(s). Multiple contingent beneficiaries with no share percentage indicated will also be deemed to share equally.

If any primary beneficiary dies before I do, his or her interest and the interest of his or her heirs shall terminate completely, and the percentage share of any remaining primary beneficiary(ies) shall be increased on a pro rata basis. If no primary beneficiary (ies) survives me, the contingent beneficiary(ies) shall acquire the designated share of my account(s). If any contingent beneficiary dies before I do, his or her interest and the interest of his or her heirs shall terminate completely, and the percentage share of any remaining contingent beneficiary(ies) shall be increased on a pro rata basis.

Additional Information

Account Ownership. The designation of a TOD beneficiary on a registration beneficiary form has no effect of ownership until the owner's death. Beneficiaries have no rights to account information and/or trading authority until the death of all owners and until proper documentation is provided.

NO.	BENEFICIARY NAME	DATE OF BIRTH	RELATIONSHIP	PRIMARY OR CONTINGENT	SHARE %
1				○ Primary ○ Contingent	
2				○ Primary ○ Contingent	
3				○ Primary ○ Contingent	
4				○ Primary ○ Contingent	

If you wish to add additional beneficiaries, include that with the application on a separate page.

This section should be completed if any marital or community property interest exists in the aforementioned account (s) and the account holder is married. Due to the important tax consequences of giving up one's community property interest, individuals signing this section should consult with a competent tax or legal advisor.

CURRENT MARITAL STATUS

- ○ I am not married. I understand that if I become married in the future, I must complete a new designation of beneficiary form.
- ○ I am married. I understand that if I choose to designate a primary beneficiary other than my spouse, my spouse must sign below.

CONSENT OF SPOUSE

I am the spouse of the above-named account holder. I acknowledge that I have received a fair and reasonable disclosure of my spouse's property and financial obligations. Due to the important tax consequences of giving up my interest in this account, I have been advised to see a tax professional. No tax or legal advice was given to me by the Fund Company or Ultimus Fund Solutions.

I hereby give the account holder any interest I have in the funds or property deposited in the account referenced herein and consent to the beneficiary designations(s) indicated above. I assume full responsibility for any adverse consequences that may result.

Signature of Spouse

Date

11. DEALER/REGISTERED INVESTMENT ADVISOR INFORMATION

If opening your account through a Broker/Dealer or Registered Investment Advisor, please have them complete this section.

Dealer Name

Representative's Last Name, First Name

DEALER HEAD OFFICE

Address

City, State, ZIP

Telephone Number

Email Address

REPRESENTATIVE'S BRANCH OFFICE

Address

City, State, ZIP

Rep Telephone Number

Rep ID Number

Rep Email Address

Branch ID Number

Branch Telephone Number (if different than Rep Phone Number)

12. UNCLAIMED PROPERTY LAWS

Unclaimed property legislation, which varies by state, generally requires deemed abandoned or ownerless personal property, including your account and any unclaimed monies, to be transferred to the state of your last known address. Common reasons for your assets to be deemed eligible for being reported as unclaimed property include, though are not limited to, the absence of recent account activity, returned mail, obtainment of the RMD age and evidence of death. To preserve your assets and prevent them from being turned over as unclaimed property, you are encouraged to contact us annually and to promptly inform us of any change in your address.

13. TRUSTED CONTACT

Designating a trusted contact is not required and does not authorize the named individual to make trades in your account or to make changes to your account, but it does authorize us to communicate with the trusted contact regarding the account.

By providing the information in this section, I authorize Prospect Enhanced Yield Fund to contact the person listed below and to disclose information about me and the account in the following circumstances: to prevent the presumption of abandonment, to address possible financial exploitation, to confirm the specifics of my current contact information, health status, or the identity of any legal guardian, executor, trustee, or holder of a power of attorney or as otherwise permitted by federal law

Note:

- There can be only be one trusted contact per account.
- Your trusted contact should not be the financial professional on record.

Full Name of Trusted Contact

Mailing Address (Including apartment or P.O. Box number)

City | State | ZIP

Foreign Routing or Postal Code | Country of Residence if outside the U.S.

Cell Phone Number | Email Address

Relationship to Account Owner

14. SIGNATURE(S) & CERTIFICATION (REQUIRED)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth, social security number/ Tax ID number and other information that will allow us to identify you. We may also ask to see other identifying documents. Until you provide the information or documents we need, we may not be able to open an account or effect any additional transactions for you.

We must have signatures to process your Application and to certify your Taxpayer Identification number. IRS regulations require your signature to avoid any backup withholding.

The undersigned represents and warrants that:

- I have full authority and am of legal age to purchase shares of the Fund;
- I have received and read a current prospectus for **Prospect Enhanced Yield Fund** and agree to be bound by the terms contained therein; and
- The information contained on this New Account Application is complete and accurate.

If Fund shares are being purchased on behalf of an Investment Company (as that term is defined under the Investment Company Act of 1940, as amended ("the 1940 Act"), including investment companies that are not required to register under the 1940 Act pursuant to section 3(c)(1) or 3(c)(7) exemptions), I hereby certify that said Investment Company will limit its ownership to 3% or less of the Fund's outstanding shares.

I am designating the above-mentioned individual(s) as the beneficiary(ies) on my account(s). This designation is effective upon receipt by the Fund's transfer agent and will remain in effect until I deliver written notice of change or revocation of beneficiary(ies) to the Fund's transfer agent.

Transfer-on-death (TOD) laws vary by state. Please consult an attorney licensed in your state for detailed advice regarding your TOD registration. If there is a dispute regarding the right of a TOD beneficiary to receive assets pursuant to this TOD registration, your states' laws could affect the dispensation of the assets.

W-9 Certification: Under penalty of perjury:

(a) I certify that the number shown on this form is my/our current Social Security number(s) or Taxpayer Identification number(s).
(b) I am not subject to backup withholding because; (1) I am exempt from backup withholding, or (2) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (3) the IRS has notified me that I am no longer subject to backup withholding.
(c) I am a U.S. person (including a resident alien.)
(d) I am exempt from FATCA reporting.

Certification Instructions. You must cross out item (b) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

I, my successors and assigns, do hereby agree to indemnify and hold harmless the Fund, its affiliates, and any directors, officers, employees, or agents of these entities, from and against all claims, liabilities, damages, actions, charges, costs, losses and expenses arising out of or resulting from the transfer upon my death of the balance in the above reference account(s).

Signature *of owner (or custodian)*	Date

Signature *of joint owner (or corporate officer, partner or other)*	Date

Trustee *(if applicable)*	Date

15. CERTIFICATION REGARDING BENEFICIAL OWNERS OF LEGAL ENTITY CUSTOMERS

Note: Complete only if Corporations or Other Entities was selected in Section 1.

In compliance with the Customer Due Diligence requirements issued by the Financial Crimes Enforcement Network (FinCEN), financial institutions must identify and verify the identity of the beneficial owners of all legal entity customers.

This form must be completed by the person opening a new account on behalf of a legal entity customer. For the purposes of this form, a legal entity includes a corporation, limited liability company, or other entity that is created by filing a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in the United States or a foreign country. Legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening account on their own behalf.

This form requires you provide the name, address, date of birth and Social Security number (or passport or other similar information, in the case of non-U.S. Persons) for the following individuals (i.e. beneficial owners):

(i) Each individual, if any, who owns, directly or indirectly, 25 percent or more of the equity interests of the legal entity customer (e.g. each natural person that owns 25 percent or more of the shares of a corporation); ***and***

(ii) An individual with significant responsibility for managing the legal entity customer (e.g, a Chief Executive Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer).

The number of individuals that satisfy this definition of "beneficial owner" may vary. Under section (i), depending on the factual circumstances, up to four individuals (but as few as zero) may need to be identified. ***Regardless of the number of individuals identified in section (i), you must provide the identifying information of one individual under section (ii).*** It is possible that is some circumstances the same individual might be identified under both sections (e.g., the President of ACME, Inc. who also holds a 30 percent equity interest). Thus, a completed form will contain the identifying information of at least one individual (under section (ii)), and up to five individuals (i.e., one individual under section (ii) and four 25 percent equity holders under section (i)).

The financial institution may also ask to see a copy of a driver's license or other identifying document for each beneficial owner listed on this form.

CERTIFICATION OF BENEFICIAL OWNER(S) – Persons opening an account on behalf of a legal entity must provide the following information:

a. Name and Title of Natural Person Opening Account:

b. Name, Type (select below), and Address of Legal Entity for Which the Account is Being Opened:

○ Corporation ○ Limited Liability Company ○ Limited Partnership ○ General Partnership
○ Business Trust ○ Other entity created by filing with a state office

c. The following information for each individual, if any, who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns 25 percent or more of the equity interests of the legal entity listed above:

Name	Date of Birth	Address (Residential or Business Street Address)	*For U.S. Persons:* Social Security Number	*For Non-U.S. Persons:* Social Security Number, Passport Number and Country of Issuance, or other similar identification number

(If no individual meets this definition, please write, "Not Applicable")

d. The following information for one individual with significant responsibility for managing the legal entity listed above, such as:

- An executive officer or senior manager (e.g., Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, Vice President, Treasurer):
  OR
- Any other individual who regularly performs similar functions.

Name	**Date of Birth**	**Address (Residential or Business Street Address)**	***For U.S. Persons:* Social Security Number**	***For Non-U.S. Persons:* Social Security Number, Passport Number and Country of Issuance, or other similar identification number**

I, ____________ (name of natural person opening account), hereby certify, to the best of my knowledge, that the information provided above is complete and correct.

Signature: ____________ Date: ____________

TO CONTACT US:

By Telephone
Toll-free: **833-404-2747**
Fax: **1-877-513-0756**

In Writing
Prospect Enhanced Yield Fund
PO Box 46707
Cincinnati, OH 45246

or

Via Overnight Delivery
225 Pictoria Dr, Suite 450
Cincinnati, OH 45246

Internet
www.ProspectEnhanced.com

Distributed by Ultimus Fund Distributors

CUSTOMER PRIVACY NOTICE

FACTS	**WHAT DOES THE PROSPECT ENHANCED YIELD FUND (THE "FUND") DO WITH YOUR PERSONAL INFORMATION?**

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?	The types of personal information we collect and share depend on the product or service you have with us. This information can include: ▪ Social Security number ▪ Assets ▪ Retirement Assets ▪ Transaction History ▪ Checking Account Information ▪ Purchase History ▪ Account Balances ▪ Account Transactions ▪ Wire Transfer Instructions When you are *no longer* our customer, we continue to share your information as described in this notice.

How?	All financial companies need to share your personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers' personal information; the reasons the Fund chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does the Fund share?	Can you limit this sharing?
For our everyday business purposes – Such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes – to offer our products and services to you	No	We don't share
For joint marketing with other financial companies	No	We don't share
For our affiliates' everyday business purposes – information about your transactions and experiences	No	We don't share
For our affiliates' everyday business purposes – information about your creditworthiness	No	We don't share
For non-affiliates to market to you	No	We don't share

Questions?	Call 1-833-404-2747

Who we are	
Who is providing this notice?	Prospect Enhanced Yield Fund Ultimus Fund Solutions, LLC (Administrator) Ultimus Fund Distributors, LLC (Distributor)
What we do	
How does the Fund protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings. Our service providers are held accountable for adhering to strict policies and procedures to prevent any misuse of your nonpublic personal information.
How does the Fund collect my personal information?	We collect your personal information, for example, when you ▪ Open an account ▪ Provide account information ▪ Give us your contact information ▪ Make deposits or withdrawals from your account ▪ Make a wire transfer ▪ Tell us where to send the money ▪ Tell us who receives the money ▪ Show your government-issued ID ▪ Show your driver's license We also collect your personal information from other companies.
Why can't I limit all sharing?	Federal law gives you the right to limit only ▪ Sharing for affiliates' everyday business purposes – information about your creditworthiness ▪ Affiliates from using your information to market to you ▪ Sharing for non-affiliates to market to you State laws and individual companies may give you additional rights to limit sharing.
Definitions	
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. Prospect Enhanced Yield Management, LLC, *the investment adviser to the Fund, could be deemed to be an affiliate.*
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies ▪ *The Fund does not share with non-affiliates so they can market to you.*
Joint marketing	A formal agreement between non-affiliated financial companies that together market financial products or services to you. ▪ *The Fund does not jointly market.*